EXHIBIT 10.16

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this "Agreement")is made as of April 24, 2007, by and between Gabriel Technologies Corporation, a Delaware corporation (the "Company"), and Matt Gohd ("Investor").

WHEREAS, on the same date herewith, Investor is making a loan in the principal amount of $50,000 (the "Loan") to the Company, which Loan is evidenced by a Promissory Note dated as of the date hereof (the "Note") given by the Company;

WHEREAS, it is a condition precedent to the obligation of Investor to make the Loan to the Company under the Note that the Company shall have executed and delivered this Agreement to Investor.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

SECTION 1. The Secured Obligations. The Collateral (as hereafter defined) is pledged to secure the punctual payment when due of all sums payable under the Note and all other indebtedness and liabilities of the Company to Investor at any time arising under the terms hereof or of the Note (the "Obligations").

SECTION 2. Grant of Security.

(a) The Company hereby assigns and pledges to Investor, and hereby grants to Investor for its benefit, a lien on and security interest in all of the Company's right, title and interest in and to 1,000 units of Resilent LLC d/b/a Digital Defense Group owned by the Company (the "Pledged Units"), and the certificates representing the Pledged Units, and all dividends, distributions (whether in respect of income, capital or otherwise), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Units (the "Collateral").

SECTION 3. Security for Obligations. This Agreement creates a security interest in the Collateral to secure the full payment of all of the Obligations.

SECTION 4. Delivery of Collateral. The certificates representing the Pledged Units will be delivered to and held by or on behalf of Investor pursuant hereto and will be accompanied by duly executed instruments of transfer or assignment in blank.

SECTION 5. Votina Rights and Distributions.

(a) So long as no Event of Default shall have occurred and be continuing:

(i)  The Company will be entitled to exercise any and all voting and other consensual rights of a unit holder or other equity holder pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Company will refrain from exercising any such right if, in Investor's reasonable judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof.

(ii)  The Company will be entitled to receive and retain any and all dividends, distributions (whether in respect of income, capital or otherwise) and interest paid in respect of the Collateral; provided, however, that any and all dividends, distributions (whether in respect of income, capital or otherwise) and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral will be, and will be forthwith delivered to Investor to hold as, Collateral and will, if received by the Company, be received in trust for the benefit of Investor, be segregated from the other property or funds of the Company, and be forthwith delivered to Investor as Collateral in the same form as so received (with any necessary endorsement). The Company will, upon request by Investor, promptly execute such documents and do such acts as may be necessary or advisable in the reasonable judgment of Investor to give effect to the provisions of this paragraph.

(iii) Investor will execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting and other rights that it is entitled to exercise pursuant to Section 5(a)(i).

(b) Upon the occurrence and during the continuance of an Event of Default:

(i)  All rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5(a)(i) will cease, immediately upon written notice given by Investor to the Company with respect to the exercise of such rights, and upon the giving of such notice, all such rights will thereupon become vested in Investor, which will, to any extent permitted by applicable law, thereupon have the sole right to exercise such voting and other consensual rights.

(ii)  All rights of the Company to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii) will cease, and all such rights will thereupon become vested in Investor, which will, to any extent permitted by applicable law, thereupon have the sole right to receive and hold as Collateral such dividends and interest payments.

(iii)  All dividends and interest payments that are received by the Company contrary to the provisions of Section 5(b)(ii) will be received in trust for the benefit of Investor, will be segregated from other funds of the Company and will be forthwith paid over to Investor as Collateral in the same form as so received (with any necessary endorsement).

SECTION 6. Transfers and Other Liens. The Company will not:

(a)  Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral.

(b)  Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest created by this Agreement.

SECTION 7. Events of Default. An "Event of Default" means the occurrence of any of the following events:

(a)  The failure of the Company to punctually and properly pay the Obligations as they become due and payable;

(b)  The failure of the Company to punctually and properly perform any covenant, agreement, or condition contained in this Agreement or the Note; or

(c)  Any statement, representation, or warranty of the Company in this Agreement or the Note proves to have been incorrect or incomplete in any material respect when made.

SECTION 8. Remedies. If any Event of Default shall have occurred and be continuing:

(a)  The Collateral, or part thereof, applied against the Obligations shall be deemed to satisfy the Obligations. For this purpose, the value of each Pledged Share or any other Collateral shall be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Company. Upon any application of the Pledged Units or any other Collateral against payment of the Obligations, the Company's right, title and interest therein, and any rights of ownership, control or otherwise of the Company therein, shall immediately terminate, and such Pledged Units shall be deemed to have been acquired by Investor in consideration for extinguishment of the Obligations. Investor need not provide any notice to the Company of its intention to apply the Collateral against payment of the Obligations as provided herein, except to the extent as may be required by law.

(b)  Investor shall have all the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas (the "UCC") (whether or not the UCC applies to the affected Collateral), in addition to all other rights and remedies granted to Investor in this Agreement or in any other document or agreement executed in connection with or as security for the Obligations or by applicable law.

(c)  Without limiting the generality of the foregoing, Investor may sell, assign, and deliver the whole or any part of its interest in the Collateral at public or private sale, at the option of Investor, either for cash or on credit or for future delivery without assumption of any credit risk, and without either demand, advertisement, or notice of any kind to the Company, all of which are hereby waived, and no delay on the part of Investor in exercising any power of sale or any other rights or option hereunder, and no notice or demand, which may be given to or made upon the Company by Investor to any power of sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair the right of Investor to take any action or to exercise any power of sale or any other rights hereunder without notice or demand, or prejudice the rights of Investor as against the Company in any respect. At any sale of the Collateral in accordance with the preceding sentence, the Company may itself purchase the whole or any part of the Collateral sold, free from any right on the part of the Company, all such rights being also hereby waived and released. In the event of any sale or other disposition of any of the Collateral, after deducting all costs or expenses of every kind for care, safekeeping, collection, sale, delivery or otherwise, Investor shall, after applying the residue of the proceeds of the sale, or other disposition thereof, as hereinabove authorized, return any excess to the Company.

(d)  The Company hereby waives notice of an Event of Default, presentment for payment, demand, notice of dishonor and protest of the Note.

(e)  All payments received by the Company under or in connection with any Collateral or otherwise in respect of the Collateral will be received in trust for the benefit of Investor, will be segregated from other funds of the Company and will be forthwith paid over to Investor in the same form as so received (with any necessary endorsement).

SECTION 9. Assignment. It is understood and agreed that none of the parties may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

SECTION 10. Waiver of Default, Cumulative Remedies. The acceptance by Investor at any time and from time to time of partial payment of the aggregate amount of its interest in the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Investor of any Event of Default shall be deemed to be a waiver of any subsequent Event of Default, nor shall any such waiver by such Investor be deemed to be a continuing waiver. No delay or omission by Investor in exercising any right or power hereunder, or under any other writings executed by the Company as security for or in connection with the Note or the Obligations, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise of any other right or power of Investor hereunder. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

SECTION 11. Laws Applicable. THIS AGREEMENT IS EXECUTED UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

SECTION 12. Notices. Any notice, request, instruction, or other document to be given hereunder or to any party shall be delivered to the address stated below that party's signature hereto. Any party may change its address for the purposes of this Section 12 by giving notice of such change of address to the other parties in the manner herein provided for giving notice. Any notice or communication hereunder must be in writing and may either be given personally or sent by registered or certified mail, postage prepaid, return receipt requested. If notice is given by registered or certified mail, it shall be deemed to have been given and received upon deposit in the United States mail and, if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the parties to whom it is addressed at the time received.

SECTION 13. Entire Agreement; Amendment. This Agreement embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. None of the terms or provisions of this Agreement may be waived, altered, modified, or amended except in writing signed by all the parties hereto.

SECTION 14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Investor and their respective successors, and assigns.

SECTION 15. Counterparts. This Agreement may be executed in the original or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 16. Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 17. Termination. If all of the Obligations shall have been paid and performed in full, Investor shall, upon the written request of the Company, execute and deliver to the Company a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

GABRIEL TECHNOLOGIES CORPORATION

By: /s/ T.J. O’Brien
Name: T.J. O’Brien
Its: Acting COO

Address:

Gabriel Technologies Corporation 4538 S. 140th Street
Omaha, Nebraska 68137

INVESTOR:

/s/ Matt Gohd
MATT GOHD

Address:

Pali Capital
Attention: Matt Gohd
650 Fifth Avenue, 6th Floor
NY, NY 10019